Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-252517 on Post-Effective Amendment No. 1 on Form S-8 to registration statement on Form S-4 of Huntington Bancshares Incorporated of our report dated June 27, 2023, with respect to the financial statements and supplemental schedule of the TCF 401K Plan included in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio
June 27, 2023